Exhibit 99.1

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Frontier Communications Corporation Declares Fourth-Quarter Dividends

Norwalk, Conn., November 2, 2015 – Frontier Communications Corporation (NASDAQ: FTR) announced today that its Board of Directors has declared a regular quarterly dividend on the 11.125% Mandatory Convertible Preferred Stock, Series A, of $2.78125 per share, payable in cash on December 31, 2015 to holders of record at the close of business December 15, 2015.

The Board of Directors also declared a regular quarterly cash dividend of $0.105 per share of common stock, payable on December 31, 2015 to holders of record at the close of business on December 15, 2015.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, video, wireless Internet data access, data security solutions, specialized bundles for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 28 states. Frontier’s approximately 18,200 employees are based entirely in the United States. More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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